Exhibit 10.33

                          FIFTH SUPPLEMENTAL INDENTURE

      FIFTH SUPPLEMENTAL INDENTURE, dated as of December 20, 2000, among Atlantic Express Transportation Corp., a New York corporation (the "Company"), the Guarantors named herein, as guarantors, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

      WHEREAS, the Company has duly issued its 10 3/4% Senior Secured Notes Due 2004 (the "Securities"), in the aggregate principal amount of $150,000,000 pursuant to an Indenture dated as of February 4, 1997, among the Company, the Guarantors named therein and the Trustee, as amended by the First Supplemental Indenture thereto dated as of August 14, 1997, the Second Supplemental Indenture thereto dated as of December 12, 1997, the Third Supplemental Indenture, dated as of October 28, 1998 and the Fourth Supplemental Indenture, dated as of April 28, 1999 (as so amended, the "Indenture"), and the Securities are outstanding on the date hereof; and

      WHEREAS, the Company proposes to receive a capital contribution (the "Contribution") from its parent, Atlantic Express Transportation Group, Inc. ("AETG") of (i) all of the issued and outstanding shares of capital stock of Atlantic Transit, Corp. ("ATC") and (ii) $10.0 million of additional equity; and

      WHEREAS, in connection with the Contribution the Company will acquire ATC, a New York corporation, Airport Services, Inc., a Massachusetts corporation, Atlantic Express New England, Inc., a Massachusetts corporation, Atlantic Express of California, Inc., a California corporation, Atlantic Express of Illinois, Inc., an Illinois corporation, Atlantic Express of South Carolina, Inc., a South Carolina corporation, Atlantic Paratrans of Arizona, Inc., a Arizona corporation, Fiore Bus Service, Inc., a Massachusetts corporation, Groom Transportation, Inc., a Massachusetts corporation, James McCarty Limo Service, Inc., a Massachusetts corporation, K. Corr, Inc., a New York corporation, McIntire Transportation, Inc., a Massachusetts corporation, Mountain Transit, Inc., a Vermont corporation, R. Fiore Bus Service, Inc., a Massachusetts corporation, Raybern Bus Service, Inc., a New York corporation, Raybern Capital Corp., a New York corporation, Raybern Equity Corp., a New York corporation, Robert L. McCarthy & Son, Inc., a Massachusetts corporation, T-NT Bus Service, Inc., a New York corporation, Transcomm, Inc., a Massachusetts corporation, and Winsale, Inc., a New Jersey corporation (each a "Restricted Subsidiary," and collectively, with ATC, the "Restricted Subsidiaries"); and

      WHEREAS, in connection with the Contribution each of the Restricted Subsidiaries will have its outstanding capital stock pledged to the Trustee; and

      WHEREAS, in connection with the Contribution and pursuant to Section 10.12 of the Indenture, the Company shall cause each Restricted Subsidiary that is formed or acquired after the date of the Indenture to become a Guarantor thereunder and execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiaries shall unconditionally guarantee all of the Company's Obligations as set forth in Section 10.7 of the Indenture; and

      WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to comply with Article 10.12 thereof and execute a supplemental indenture; and

      WHEREAS, in connection with the Contribution, the Company proposes to establish a new $125.0 million credit facility (the "New Credit Facility") and to repay all of the debt currently outstanding under (i) the Company's existing $30.0 million credit facility (the "Revolving Credit Facility") and (ii) ATC's existing $45.0 million credit facility, both of which will be terminated upon such repayment (the Contribution and the related transactions, including the consummation of the New Credit Facility and initial borrowings thereunder to repay existing credit facilities and to fund the Tender Payment and the Consent Payment (each as defined in the Statement (as defined below)), are hereinafter referred to as the "Financing"); and

      WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend any provision of the Indenture (other than certain provisions enumerated in Section 9.2 of the Indenture, none of which provisions are implicated hereby) with the written consent of the Holders (as defined in the Indenture) of at least a majority of the aggregate principal amount of the then outstanding Securities and execute a supplemental indenture; and

      WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 23, 2000 (the "Statement") and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), from Holders representing at least a majority in aggregate principal amount of its outstanding Securities to certain amendments described therein to the Indenture; and

      WHEREAS, it is provided in Section 9.4 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

      NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

      Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture.

SECTION 2. GUARANTEE BY RESTRICTED SUBSIDIARIES.

      Each of the Restricted Subsidiaries unconditionally guarantees all of the Company's Obligations as set forth in Section 10.7 of the Indenture in the same manner and to the same extent as if it had executed the Indenture as one of the parties thereto defined as the "Guarantors" therein.


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

SECTION 3. AMENDMENTS TO THE INDENTURE.

   Section 3.1 Amendment to the definition of "Revolving Credit Facility".

      The definition of "Revolving Credit Facility" as set forth in Section 1.1 of the Indenture, is hereby amended and restated to read in its entirety as follows:

      "Revolving Credit Facility" means that certain credit facility dated December 22, 2000 by and between Congress Financial Corporation, as lender, and the Company and those Subsidiaries of the Company named therein, as borrowers, in the amount of up to $125.0 million, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing.

   Section 3.2 Amendment to the "Restricted Payments" covenant.

      Section 4.7(a) of the Indenture is hereby amended and restated to read in its entirety as follows:

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (y) dividends or distributions payable to the Company or any 90% Owned Subsidiary),

            (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, and Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Subsidiary),

            (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or such Guarantor's Guarantee thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof,

            (iv) make any Restricted Investment, or

            (v) make any payment or transfer any assets to, or on behalf of, AETG or any of its Affiliates


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

      (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments").

   Section 3.3 Amendment to the "Limitation on Incurrence of Indebtedness" Covenant.

      Section 4.9(b)(i) of the Indenture is hereby amended and restated to read in its entirety as follows:

            (b) The limitations of Section 4.9(a) shall not prohibit the incurrence of:

                  (i) Indebtedness under the Revolving Credit Facility,
            provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $125.0 million, less any repayments thereunder pursuant to
            Section 4.10 hereof,

   Section 3.4 Amendment to the "Limitation on Transactions with Affiliates" covenant.

      Section 4.11 of the Indenture is hereby amended by adding a new second paragraph to the end thereof which reads in its entirety as follows:

      In addition, with respect to any Affiliate Transaction with an aggregate value of more than $1.0 million that is also an Asset Sale (i) the Company must deliver to the Trustee opinions as to the fairness to the Company from a financial point of view of such Asset Sale, issued by two investment banking firms of national standing each with a net worth of at least $200.0 million as set forth in its most recently published financial information and (ii) the aggregate value of all such transactions in any one fiscal year may not exceed 10% of the Company's consolidated total assets as shown on the Company's audited consolidated balance sheet as most recently delivered to the Trustee in accordance with Section 4.3.

   Section 3.5 Amendment to the "Limitation on Liens" covenant.

      Section 4.12 of the Indenture is hereby amended and restated to read in its entirety as follows:

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist (a) any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) Liens securing Indebtedness permitted to be incurred under the Revolving Credit Facility; provided, that the Notes are secured by a second priority security interest in the assets subject to such Liens, (ii) Purchase Money Liens, and (iii) Permitted Liens.

   Section 3.6 Addition of the "Limitation on Acquisitions" covenant.


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

      A new Section 4.19 of the Indenture is hereby added to read in its entirety as follows:

      Section 4.19. Limitation on Acquisitions.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly acquire the assets or Capital Stock of any Person that immediately prior to the time of such acquisition is not a Restricted Subsidiary if the portion of the purchase price for such acquisition funded through the permitted incurrence of Indebtedness, together with the portion of the aggregate purchase prices for all other such acquisitions funded through the permitted incurrence of Indebtedness during the same fiscal year, would exceed $5.0 million (the "Acquisition Allowance"); provided, however, that any unused portion of the Acquisition Allowance in a given fiscal year shall be added to the following fiscal year's Acquisition Allowance. Notwithstanding the foregoing, nothing in this Section shall be deemed to limit the ability of the Company or any of its Restricted Subsidiaries to bid for, purchase or otherwise acquire contracts that comply with Section 4.18 or to fund the expenditures associated with such contracts.

   Section 3.7 Addition of the "Annual Leverage Test" covenant.

      A new Section 4.20 of the Indenture is hereby added to read in its entirety as follows:

      Section 4.20. Annual Leverage Test.

      As of the last day of each fiscal year, the Company shall maintain a ratio of (x) consolidated Indebtedness to (y) Consolidated EBITDA for such fiscal year plus "New Equity" (as defined below) for such year (the "Annual Leverage Test") not greater than (i) 5.35 to 1 for the fiscal year ending June 30, 2001, (ii)
5.20 to 1 for the fiscal year ending June 30, 2002, and (iii) 5.00 to 1 for the fiscal year ending June 30, 2003.

      For purposes of the Annual Leverage Test, "New Equity" shall mean the net cash proceeds, plus, in the case of non-cash consideration, the fair market value thereof as determined in good faith by the Board of Directors of the Company, received by the Company as capital contributions, other than from a Subsidiary, or from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Stock), during the fiscal year as to which the Annual Leverage Test is being conducted and, at the election of the Company, within 90 days of the end of such year (provided that the Company must designate whether such amounts received in such 90 day period shall be credited to the calculation of the Annual Leverage Test either for the immediately preceding fiscal year or the fiscal year in which they are received, but not both). With respect to the calculation of the Annual Leverage Test for the fiscal year ending June 30, 2001, there shall be excluded the contribution by AETG to the Company of Atlantic Transit, Corp. and its subsidiaries, and there shall be included (i) only $2.0 million of the additional $10.0 million being contributed by AETG on or about the date of the Fifth Supplemental Indenture to the Indenture and (ii) any other New Equity received by the Company following the date of the Fifth Supplemental Indenture to the Indenture and prior to


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

June 30, 2001 and 90 days thereafter (subject to the Company making the previously referred to election and designation).

      The Company shall deliver an Officers' Certificate to the Trustee within 15 Business Days of the filing of the Company's fiscal year-end financial statements in accordance with Section 4.3(a), such Certificate to indicate whether based on such year-end financial statements the Company met the Annual Leverage Test as of the date of the latest balance sheet contained therein, and showing in reasonable detail the calculations supporting such conclusion.

      Notwithstanding any other provision of this Indenture, the failure of the Company to meet the applicable ratio with respect to any Annual Leverage Test shall not constitute a Default or an Event of Default; the sole consequence thereof shall be that the interest rate payable per annum on the Securities shall be increased by 0.50% per annum, commencing on the Interest Payment Date immediately preceding the determination that such additional interest is required.

   SECTION 4. EFFECTIVE DATE.

      This Fifth Supplemental Indenture shall become effective on the date (the "Effective Date") on which the Financing is consummated; provided, that the Company shall deliver to the Trustee (i) an Officers' Certificate, certifying the consummation of the Financing, (ii) an Opinion of Counsel as to the consummation of the Financing and such other matters as may be required by the Indenture and (iii) such other documentation as the Trustee shall reasonably request. This Fifth Supplemental Indenture shall have no force or effect prior to the Effective Date.

   SECTION 5. MISCELLANEOUS.

      Section 5.1 Governing Law.

      THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING


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

BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.


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

   Section 5.2  Continuing Agreement.

      Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

   Section 5.3  Conflicts.

      In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Fifth Supplemental Indenture, then the terms and conditions of this Fifth Supplemental Indenture shall prevail.

   Section 5.4  Counterpart Originals.

      The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

   Section 5.5  Headings, Etc.

      The Headings of the Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

   Section 5.6  Trustee's Disclaimer.

      The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

                         [Signatures on following page]

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifth Supplemental Indenture as of the date first written above.

                               ATLANTIC EXPRESS TRANSPORTATION CORP.

                               By: /s/ Domenic Gatto
                                   --------------------
                                   Name:  Domenic Gatto
                                   Title: President

Attest:

/s/ Nathan Schlenker
-------------------------------
Name:  Nathan Schlenker
Title:  Chief Financial Officer

GUARANTORS

AIRPORT SERVICES, INC.
AMBOY BUS CO., INC.
ATLANTIC-CHITTENANGO REAL  PROPERTY CORP.
ATLANTIC-CONN. TRANSIT, INC.
ATLANTIC EXPRESS COACHWAYS, INC.
ATLANTIC EXPRESS NEW ENGLAND, INC.
ATLANTIC EXPRESS OF CALIFORNIA, INC.
ATLANTIC EXPRESS OF ILLINOIS, INC.
ATLANTIC EXPRESS OF L.A. INC.
ATLANTIC EXPRESS OF MISSOURI, INC.
ATLANTIC EXPRESS OF NEW JERSEY, INC.
ATLANTIC EXPRESS OF PENNSYLVANIA,  INC.
ATLANTIC EXPRESS OF SOUTH CAROLINA, INC.
ATLANTIC-HUDSON, INC.
ATLANTIC MEDFORD, INC.
ATLANTIC PARATRANS, INC.
ATLANTIC PARATRANS OF ARIZONA, INC.
ATLANTIC PARATRANS OF COLORADO, INC.
ATLANTIC PARATRANS OF KENTUCKY  INC.
ATLANTIC PARATRANS OF PENNSYLVANIA, INC.
ATLANTIC TRANSIT, CORP.
BLOCK 7932, INC.
BROOKFIELD TRANSIT INC.
CENTRAL NEW YORK COACH SALES &  SERVICE, INC.
COURTESY BUS CO., INC.
FIORE BUS SERVICE, INC.
GROOM TRANSPORTATION, INC.
G.V.D. LEASING CO., INC.
JAMES MCCARTY LIMO SERVICE, INC.
JERSEY BUS SALES, INC.
JERSEY BUSINESS LAND CO. INC.
K. CORR, INC.
MCINTIRE TRANSPORTATION, INC.
METRO AFFILIATES, INC.
METROPOLITAN ESCORT SERVICE, INC.
MERIT TRANSPORTATION CORP.
MIDWAY LEASING INC.
MOUNTAIN TRANSIT, INC.
RAYBERN BUS SERVICE, INC.
RAYBERN CAPITAL CORP.
R. FIORE BUS SERVICE, INC.
RAYBERN BUS SERVICE, INC.
RAYBERN CAPITAL CORP.
RAYBERN EQUITY CORP.
ROBERT L. MCCARTHY & SON, INC.
STATEN ISLAND BUS, INC.
TEMPORARY TRANSIT SERVICE, INC.
T-NT BUS SERVICE, INC.
TRANSCOMM, INC.
WINSALE, INC.
180 JAMAICA CORP.
201 WEST SOTELLO REALTY, INC.


                                           By: /s/ Domenic Gatto
                                               --------------------
                                               Name:  Domenic Gatto
                                               Title: President

                                           THE BANK OF NEW YORK, as Trustee

                                           By: /s/ Julie Salovich-Miller
                                               ----------------------------
                                               Name:  Julie Salovich-Miller
                                               Title: Vice President